UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 4, 2009, we received a letter from the NASDAQ Stock Market ("NASDAQ") notifying us that for the past thirty consecutive days, from October 22, 2009 through December 3, 2009, the bid price for our common stock has closed below the minimum $1.00 per share requirement set forth in NASDAQ Listing Rule 5550(a)(2). Pursuant to the December 4, 2009 Letter from NASDAQ, we have been granted a 180 day grace period to regain compliance and therefore have until June 2, 2010 to regain compliance with the minimum bid price requirement. To regain compliance, the bid price for our common stock must close at $1.00 or higher for a minimum of 10 consecutive business days within the 180 day grace period.

On December 10, 2009, we issued a press release regarding the notice from NASDAQ, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated December 10, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

December 10, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 10, 2009